AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT



               AMENDMENT No. 1, dated as of November 11, 1993 (this "Amendment") to Stock Purchase Agreement, dated as of October 28, 1993, by and among Imo Industries Inc., a Delaware corporation, Imo Industries GmbH, Mark Controls Corporation, a Delaware corporation and Mark Controls GmbH i. Gr. (the "Agreement").

               The parties to this Amendment desire to amend the agreement as hereinafter set forth. Therefore, the parties agree as follows:

               1. Subsection 13.1(c) of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                    "(c) by either the Purchaser or the Seller if
                         either
               (1) the German Asset Purchase Agreement is not signed by all parties thereto on or prior to the close of normal business hours in Chicago on November 18, 1993 or (ii) the terms of the Canadian Distribution Agreement or any of the Sales Representative Agreements have not been agreed to the mutual satisfaction of Purchaser and Seller (and a writing evidencing such agreement executed by Seller and Purchaser) on or prior to the close of normal business hours in Chicago on November 18, 1993; or"

               2. Subsection 11.2(b)(ii) of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                              "(ii) enforce, at the request of
               and at the expense of the Purchaser,and for the Purchaser's account, any and all rights of Seller arising from such Interest against such issuer or grantor thereof or the other party or parties thereto (including the right to elect to terminate such Interest in accordance with the terms thereof upon the written advice of the Purchaser); and".




                    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


                                         IMO INDUSTRIES INC.

                                         By: /s/ Thomas J. Bird
                                         Name: Thomas J. Bird
                                         Title: Senior VP

                                         IMO INDUSTRIES GMBH

                                         By : /s/J.S.W. Cooper
                                         Name: James S. W. Cooper
                                         Title: Geschaftsfuhrer

                                          MARK CONTROLS CORPORATION

                                          By:  /s/ William E. Bendix
                                          Name: William E. Bendix
                                          Title: Managing Director

                                          MARK CONTROLS GMBH I.Gr.

                                          By: /s/ William E.Bendix
                                          Name: William E. Bendix
                                          Title: Managing Director
                                         (Geschaftsfuhrer)